                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-37117 on Form S-3, Registration Statement No. 333-67696 on Form S-4 and Registration Statement Nos. 333-71764 and 333-67698 on Form S-8 of Science Applications International Corporation of our report dated March 9, 2002, appearing in this Annual Report on Form 11-K of Telcordia Technologies Savings and Security Plan for the period from January 1, 2001 through October 1, 2001 (date of merger) and for the year ended December 31, 2000.




/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 28, 2002